                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-44141) and related Prospectus of Arden Realty, Inc. for the registration of up to $1,000,000,000 of its Common Stock and in the Registration Statement (Form S-3 No. 333-40451) and related Prospectus of Arden Realty, Inc. for the registration of 2,971,756 shares of its Common Stock and Form S-8 filed on October 9, 1997 pertaining to the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership of our report dated September 10, 1997 with respect to the combined statement of revenues and certain expenses of 1996 LBA Owned Portfolio for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the combined statement of revenue and certain expenses of 1996 CIGNA Acquired Properties for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the combined statement of revenue and certain expenses of 1997 MetLife Acquired Properties for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the combined statement of revenue and certain expenses of Ontario Airport Commerce Center and Hunter Business Park for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of Sorrento Valley Science Park for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of HDS Plaza for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of Fountain Valley Plaza for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of Havengate Center for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of Von Karman Corporate Center for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of Centrelake Plaza for the year ended December 31, 1996, and the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of 150 East Colorado for the year ended December 31, 1996, and the incorporation by reference therein of our report dated November 23, 1997 with respect to the combined statement of revenue and certain expenses of SDK Properties for the year ended December 31, 1996, and the incorporation by reference therein of our report dated January 21, 1998 with respect to the statement of revenue and certain expenses of 9201 Sunset for the year ended December 31, 1996, and the incorporation by reference therein of our report dated October 27, 1997 with respect to the statement of revenue and certain expenses of Activity Business Center for the year ended December 31, 1996, and the incorporation by reference therein of our report dated January 21, 1998 with respect to the statement of revenue and certain expenses of 9100 Wilshire for the year ended December 31, 1996, and the incorporation by reference therein of our report dated May 30, 1997 with respect to the combined statement of revenue and certain expenses of 1100 Glendon for the year ended December 31, 1996, all of which were included in the Form 8-K of Arden Realty, Inc. dated January 30, 1998.



                                         /s/ Ernst & Young LLP

Los Angeles, California
January 30, 1998